AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                          PIONEER LARGE CAP GROWTH FUND

         The undersigned, being at least a majority of the Trustees of Pioneer Large Cap Growth Fund, a Delaware business trust, acting pursuant to Article IX,
Section 8 of the Agreement and Declaration of Trust dated March 23, 2000 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective on May 16, 2001:

         Section 1 of Article 1 of the Declaration is hereby deleted and replaced with the following:

         Section 1. NAME: The name of the Trust created by this Agreement and Declaration of Trust is "Pioneer Market Neutral Fund."


IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.

/s/______________________________
Mary K. Bush As Trustee
and not individually



/s/______________________________
John F. Cogan, Jr. As Trustee
and not individually



/s/______________________________
Richard H. Egdahl As Trustee
and not individually



/s/______________________________
Margaret B.W. Graham As Trustee
and not individually



/s/______________________________
Marguerite A. Piret As Trustee
and not individually



/s/______________________________
David D. Tripple As Trustee
and not individually



/s/______________________________
Stephen K. West As Trustee
and not individually



/s/______________________________
John Winthrop As Trustee
and not individually